Exhibit 4.2

THE TIMKEN COMPANY

4.500% SENIOR NOTES DUE 2028

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 6, 2018

To

INDENTURE

Dated as of September 6, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

-i-

FIRST SUPPLEMENTAL INDENTURE dated as of September 6, 2018, by and between The Timken Company, an Ohio corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Company has heretofore executed and delivered to the Trustee an indenture, dated as of September 6, 2018 (the “Base Indenture” and, together with this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more Series of the Company’s notes or other debt instruments.

The Company desires and has requested the Trustee, pursuant to Section 9.01 of the Base Indenture, to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement the Base Indenture and to provide for the issuance of and to establish the form and terms and conditions of the Notes (as defined below).

Section 9.01 of the Base Indenture provides that the Company and the Trustee, without the consent of any Holders of the Company’s notes or other debt instruments issued under the Indenture, may amend or supplement the Base Indenture to provide for the issuance of and to establish the form and terms and conditions of the Company’s notes or other debt instruments of any Series as permitted by Sections 2.01 and 2.02 thereof.

The execution and delivery of this First Supplemental Indenture has been duly authorized by a resolution of the Board of Directors of the Company or a duly authorized committee thereof.

All conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery hereof have been in all respects duly authorized by the parties hereto.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 4.500% Senior Notes due 2028 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby supplemented and amended, but only upon the terms and conditions set forth in this First Supplemental Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company, (c) the due execution hereof by the Company, or (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 1.02. Definitions.

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 1.02:

“Additional Notes” means any Notes (other than the Initial Notes) issued under this First Supplemental Indenture in accordance with Section 2.03 hereof, as part of the same Series as the Initial Notes.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (after giving effect to any extensions at the option of the lessee), discounted from the respective due dates thereof to such date at the average rate per annum borne by the Notes for the preceding 365 days. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Base Indenture” has the meaning set forth in the preamble to this First Supplemental Indenture.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade rating by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes below Investment Grade or (y) publicly announces that it is no longer considering the Notes for possible downgrade); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Change of Control” means the occurrence of any one of the following:

(5) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

(6) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(7) the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or

(8) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction, which transaction shall not constitute a Change of Control.

A transaction shall not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Offer” has the meaning assigned to such term in Section 4.05(a) hereof.

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.05(a) hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event; provided, however, that no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any liabilities constituting Funded Debt by reason of being renewable or extendible) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment.

“Debt” has the meaning assigned to such term in Section 4.03(a) hereof.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 hereof, substantially in the form of Exhibit A hereto, except that such Note will not bear the Global Note Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this First Supplemental Indenture.

“Domestic Subsidiary” means a Subsidiary of the Company, except a Subsidiary (1) that neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States of America, or (2) that is engaged primarily in financing the operation of the Company or its Subsidiaries, or both, outside the United States of America.

“Event of Default” has the meaning assigned to such term in Section 5.01 hereof.

“Exempted Debt” means the sum of the following items outstanding as of the date Exempted Debt is being determined: (1) Debt of the Company and its Subsidiaries incurred after the date of the Indenture and secured by Mortgages created or assumed pursuant to Section 4.03(b) hereof and (2) Attributable Debt of the Company and its Subsidiaries in respect of every Sale and Leaseback Transaction entered into after the date of the Indenture and pursuant to Section 4.04(b) hereof.

“First Supplemental Indenture” means this First Supplemental Indenture, dated as of the date hereof, by and between the Company and the Trustee, governing the Notes, as amended in accordance with the Base Indenture and the terms hereof.

“Fitch” means Fitch Ratings, Inc., doing business as Fitch Ratings, or any successor thereto.

“Funded Debt” means all Debt for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from the date as of which the amount thereof is to be determined but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect on the date hereof.

“Global Note Legend” means the legend set forth in Section 2.02(b) hereof, which is required to be placed on all Global Notes issued under this First Supplemental Indenture.

“Indenture” has the meaning set forth in the preamble to this First Supplemental Indenture.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means each of the first $400,000,000 aggregate principal amount of Notes issued under this First Supplemental Indenture on the date hereof.

“Interest Payment Date” means the date or dates in each year on which any interest on the Notes is due and payable, as specified in the Form of Note contained in Exhibit A.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by Fitch or S&P (or their respective equivalents under any successor rating categories of either Fitch or S&P) and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company under the circumstances permitting the Company to select a replacement Rating Agency and in the manner for selecting a replacement Rating Agency, in each case as set forth in the definition of “Rating Agency.”

“Issue Date” means the first date of issuance of Notes under this First Supplemental Indenture.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and any successors thereto.

“Mortgage” has the meaning assigned to such term in Section 4.03.

“Notes” has the meaning assigned to it in the preamble to this First Supplemental Indenture. The Initial Notes and the Additional Notes will be treated as a single class for all purposes under this First Supplemental Indenture, and unless the context otherwise requires, all references to the Notes will include the Initial Notes and any Additional Notes.

“Par Call Date” means September 15, 2028.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Principal Manufacturing Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing or warehousing and located in the United States of America, owned or leased by the Company or any Subsidiary, other than any such building, structure or other facility or portion thereof or any such land or fixture (1) that is financed by obligations issued by a state, or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a)(1) of the Internal Revenue Code of 1986, as amended (or any successor of such provision), as in effect at the time of the issuance of such obligations, or (2) that, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as a whole.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Rating Agency” means: (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, any “nationally recognized statistical rating organization,” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be, with respect to making a rating of the Notes.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Indenture and the Notes.

“Reference Treasury Dealer” means (1) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and KeyBanc Capital Markets Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the

Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Regular Record Date” means, for the interest payable on any Interest Payment Date in respect of the Notes, each June 1 or December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date, as applicable.

“S&P” means Standard & Poor’s Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 4.04(a) hereof.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is, at the time, entitled to vote generally in the election of the Board of Directors of such Person.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be issued only in fully registered form, and the authorized minimum denomination of the Notes shall be $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this First Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Base Indenture, the provisions of the Note will govern and be controlling, and to the extent any provision of the Note conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

Interest payable on any Interest Payment Date or the maturity date will be the amount of interest accrued from, and including, the next preceding Interest Payment Date, in respect of which interest has been paid or duly provided for (or from and including the date of issuance, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date or maturity date, as the case may be. If an Interest Payment Date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on such payment for the period from and after such Interest Payment Date or the maturity date, as the case may be, to the date of such payment on the next succeeding Business Day.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note will represent such of the outstanding Notes as will be specified therein and will provide that it will represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.02 hereof. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

Section 2.02. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that (i) it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Depositary is no longer a clearing agency registered under the Exchange Act;

(2) the Company, in its sole discretion, determines that the Global Notes (in whole, but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) an Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes will be issued in such names and in any approved denominations as the Depositary will instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.02 or Section 2.08 or 2.11 of the Base Indenture, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.02(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.02(c) hereof.

(b) Legends. The following legends will appear on the face of all Global Notes issued under this First Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this First Supplemental Indenture.

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FIRST SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE, AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. OR

SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, HAS AN INTEREST HEREIN.”

(c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian, at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian, at the direction of the Trustee, to reflect such increase. In connection with effecting any such increase or decrease, the Trustee shall receive an Opinion of Counsel and instruction letter.

(d) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and, upon receipt of a Company Order, the Trustee will authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.02 hereof and Sections 2.11, 3.06 and 9.05 of the Base Indenture).

(3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this First Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Company will not be required:

(i) to issue, to register the transfer of or to exchange any Notes during a period of 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Base Indenture and ending at the close of business on the day of selection;

(ii) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 of the Base Indenture.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.02 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.03. Issuance of Additional Notes.

The Company will be entitled, upon delivery of a Company Order, an Officer’s Certificate pursuant to Section 11.04 of the Base Indenture and an Opinion of Counsel pursuant to Sections 2.03 and 11.04 of the Base Indenture, to issue Additional Notes under this First Supplemental Indenture, which will have identical terms as the Initial Notes, other than with respect to the date of issuance, and in some cases, issue price and the first interest payment date. The Initial Notes and any Additional Notes issued will be treated as a single class for all purposes under this First Supplemental Indenture.

With respect to any Additional Notes, the Company will set forth in a Company Order, a copy of which will be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this First Supplemental Indenture; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes. If such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP numbers than the Initial Notes.

ARTICLE 3

REDEMPTION AND PAYMENT

Section 3.01. Notice of Redemption; Selection of Notes.

The Company will send electronically or by first class mail notice of any redemption at least ten days but not more than 30 days before the Redemption Date to each Holder of the Notes to be redeemed setting forth the information to be stated in such notice as provided in Section 3.03 of the Base Indenture (with written notice to the Trustee no less than 15 days (or such shorter period as agreed by the Trustee) prior to the sending of such redemption notice). If less than all of the Notes are to be redeemed, the Trustee will select Notes to be redeemed in accordance with Section 3.02 of the Base Indenture.

Section 3.02. Notes Redeemed in Part.

No Notes in denominations of $2,000 or less can be redeemed in part.

Section 3.03. Optional Redemption.

Prior to the Par Call Date, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed, and (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued to the Redemption Date) from the Redemption Date to the Par Call Date of the Notes being redeemed, in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

At any time on or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

The Trustee shall have no duty to make any calculation in respect of the redemption price of Notes called for redemption and shall be entitled to receive an Officer’s Certificate setting forth such redemption price on which it shall be fully-protected in relying.

Section 3.04. Mandatory Redemption.

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

PARTICULAR COVENANTS

Section 4.01. Appointment to Fill a Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.08 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee with respect to the Notes hereunder.

Section 4.02. Paying Agents.

Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Notes, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section 4.02, that:

(a) it shall hold all sums received by it as such Agent for the payment of the principal of or interest on the Notes in trust for the benefit of the Holders of the Notes or of the Trustee;

(b) it shall give the Trustee notice of any failure by the Company to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

(c) at any time during the continuance of any such failure, upon the written request of the Trustee it shall forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company shall, prior to each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Notes, it shall, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due. The Company shall promptly notify the Trustee of any failure to take such action.

Anything in this Section 4.02 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of the Notes, or for any other reason, pay, or cause to be paid, to the Trustee all sums held in trust by the Company or any Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

Anything in this Section 4.02 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.02 is subject to the provisions of Section 6.01 hereof.

Section 4.03. Limitation on Liens.

(a) The Company shall not itself, and shall not permit any Domestic Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed evidenced by notes, bonds, debentures or other similar evidences of indebtedness (“Debt”), secured by a mortgage or other encumbrance (a “Mortgage”) on any Principal Manufacturing Property of the Company or any Domestic Subsidiary, or any shares of stock or Debt of any Domestic Subsidiary which owns a Principal Manufacturing Property, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured; provided, however, that this Section 4.03(a) shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 4.03(a), Debt secured by:

(1) Mortgages of the Company or its Domestic Subsidiaries existing at the time of the Indenture;

(2) Mortgages on property of, or on any shares of stock of, any corporation existing at the time such corporation becomes a Domestic Subsidiary;

(3) Mortgages on property or shares of stock of a Domestic Subsidiary existing at the time of acquisition thereof (including acquisitions through merger or consolidation), to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or the completion of any such construction and commencement of full operation of such property for the purpose of financing all or any part of the purchase price or construction cost thereof;

(4) Mortgages in favor of the Company or any Domestic Subsidiary;

(5) Mortgages in favor of the United States of America, any state of the United States of America, or any subdivision, agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provision of any statute; or

(6) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property or shares of stock that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.

(b) Notwithstanding the limitations on liens described in Section 4.03(a), the Company or any Domestic Subsidiary may incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Manufacturing Property of the Company or its Domestic Subsidiaries or any shares of stock or Debt of any Domestic Subsidiary which owns a Principal Manufacturing Property, in addition to that permitted above and without any obligation to secure the Notes; provided that at the time of such incurrence, issuance, assumption or guarantee of such Debt, and after giving effect thereto, Exempted Debt does not exceed 20% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries, taken as a whole.

Section 4.04. Limitation on Sale and Leaseback Transactions.

(a) The Company shall not itself, and it shall not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or such Subsidiary for a period, including renewals, in excess of three years of any Principal Manufacturing Property of the Company or any Domestic Subsidiary which has been or is to be sold or transferred, more than 180 days after the later of (1) the acquisition thereof, (2) the completion of construction thereof or (3) the commencement of full operation thereof, by the Company or any such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Manufacturing Property (herein referred to as a “Sale and Leaseback Transaction”) unless either:

(1) the Company or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 4.03 hereof on the Principal Manufacturing Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(2) the Company, within 180 days after the sale or transfer shall have been made by the Company or by any such Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Manufacturing Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Manufacturing Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the Chairman, President, any Vice President, Treasurer and Controller of the Company) to the retirement of Funded Debt of the Company or any Domestic Subsidiary; provided that the amount to be applied to the retirement of Funded Debt of the Company or any Domestic Subsidiary shall be reduced by (i) the principal amount of any Notes delivered within 180 days after such sale to the Trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than Notes, voluntarily retired by the Company within 180 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause may be effected by payment at maturity or pursuant to any mandatory prepayment provision.

(b) Notwithstanding the provisions of Section 4.04(a) above, the Company or any Domestic Subsidiary may enter into a Sale and Leaseback Transaction in addition to that permitted by Section 4.04(a) above and without any obligation to retire any Notes or other indebtedness referred to in Section 4.04(a) above; provided that at the time of entering into such Sale and Leaseback Transaction and after giving effect thereto, Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets of the Company and its Subsidiaries, taken as a whole.

Section 4.05. Offer to Purchase Upon Change of Control Triggering Event(a) .

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as described in Section 3.03 hereof, the Company shall be required to offer to purchase from each Holder of the Notes all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of the Holders of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail (or to the extent permitted or required by the Applicable Procedures, send electronically), a notice to each Holder of the Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent electronically, as applicable, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or sent electronically, as applicable, prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate payment in respect of all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions of Notes) being purchased.

(c) The Paying Agent shall promptly remit to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note shall be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(d) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflict

The Trustee shall have no duty or responsibility to monitor or determine whether a Change of Control Triggering Event occurs.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Events of Default.

The Notes shall not have the benefit of the Events of Default set forth in the Base Indenture. The following Section 5.01 replaces 6.01 of the Base Indenture in its entirety with respect to the Notes.

An “Event of Default” occurs with respect to the Notes if:

(a) the Company defaults in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(b) the Company defaults in the payment when due of the principal of, or premium, if any, on, any Note;

(c) the Company defaults in the performance of or breaches any covenant or warranty of the Company in the Indenture, which default or breach continues uncured for a period of 90 days after (1) the Company receives written notice from the Trustee or (2) the Company and the Trustee receive written notice from the Holders of not less than 25% in aggregate principal amount of the outstanding Notes;

(d) the Company:

(1) commences a voluntary case under applicable bankruptcy, insolvency or other similar law;

(2) consents to the entry of an order for relief against it in an involuntary bankruptcy case;

(3) applies for or consents to the appointment of any custodian, receiver, trustee, sequestrator, conservator, liquidator, rehabilitator or similar officer of it or for all or substantially all of its property and assets;

(4) makes a general assignment for the benefit of its creditors; or

(5) generally is unable to pay its debts as they become due;

(e) an involuntary case or other proceeding is commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

(f) the Company or a Domestic Subsidiary defaults on any Debt in excess of $100,000,000 principal amount that results in the acceleration of such Debt prior to its Stated Maturity, if such Debt is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 6.02. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company agrees that any legal action or proceeding with respect to or arising out of this First Supplemental Indenture may be brought in or removed to the courts of the State of New York or of the United States of America, in each case located in the Borough of Manhattan, The City of New York. By execution and delivery of this First Supplemental Indenture, the Company accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction. The Company hereby waives any right to stay or dismiss any action or proceeding under or in connection with this First Supplemental Indenture brought before the foregoing courts on the basis of forum non-conveniens.

Section 6.03. Successors.

All agreements of the Company in this First Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this First Supplemental Indenture will bind its successors.

Section 6.04. Severability.

In case any provision in this First Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 6.05. Counterpart Originals.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 6.06. Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 6.07. Validity or Sufficiency of First Supplemental Indenture.

The Trustee is not responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to the Indenture. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by any Notes.

Section 6.08. Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.09. Ratification of Indenture; First Supplemental Indenture Part of Indenture.

Except as expressly supplemented and amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including, without limitation, the legal and covenant defeasance provisions set forth in Sections 8.01, 8.02, 8.03 and 8.04 thereof, which shall apply in respect of the Notes. This First Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 6.10. Rights of Trustee.

For the avoidance of doubt, all of the Trustee’s rights, protections and immunities set forth in the Base Indenture shall inure to the benefit of the Trustee acting hereunder.

[Signatures on following page]

Dated: September 6, 2018

THE TIMKEN COMPANY

By:	/s/ Philip D. Fracassa
	Name:	Philip D. Fracassa
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to First Supplemental Indenture of The Timken Company, dated as of September 6, 2018]

Dated: September 6, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature Page to First Supplemental Indenture of The Timken Company, dated as of September 6, 2018]

EXHIBIT A

(Form of Face of Note)

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FIRST SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, HAS AN INTEREST HEREIN.]

CUSIP: 887389AK0

4.500% Senior Notes due 2028

No.	$

THE TIMKEN COMPANY

promises to pay to CEDE & CO., or registered assigns, the principal sum of          Dollars on December 15, 2028.

Interest Payment Dates: June 15 and December 15

Regular Record Dates: June 1 and December 1

THE TIMKEN COMPANY

By:
Name:
Title:

Date:

[Signature Page to Global Note of the 4.500% Senior Notes due 2028 of The Timken Company]

CERTIFICATE OF AUTHENTICATION

This is one of the Global Notes referred to in the within-mentioned First Supplemental Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Authentication Page to Global Note of the 4.500% Senior Notes due 2028 of The Timken Company]

(Form of Reverse of Note)

4.500% Senior Notes due 2028

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. The Timken Company, an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.500% per annum from the date hereof until maturity. The Company will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be December 15, 2018. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of the Notes at the close of business on the June 1 or December 1 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”), even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Paying Agent and Registrar or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Definitive Notes at their respective addresses set forth in the register of Holders of the Notes; provided that all payments of principal, premium, if any, and interest with respect to Notes the Holders of which have given wire transfer instructions to the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This Note is one of a duly authenticated Series of notes or other debt instruments of the Company issued and to be issued in one or more Series under an indenture, dated as of September 6, 2018 (the “Base Indenture”), between the Company and the Trustee, as supplemented and amended by the First Supplemental Indenture, dated as of September 6, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note will govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the First Supplemental Indenture, the provisions of the First Supplemental Indenture will govern and be controlling. The Company will be entitled to issue Additional Notes pursuant to Section 2.03 of the First Supplemental Indenture.

5. OPTIONAL REDEMPTION. Prior to September 15, 2028 (the “Par Call Date”), the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued to the Redemption Date) from the Redemption Date to the Par Call Date of the Notes being redeemed, in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

At any time on or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

6. MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as described in paragraph 5 hereof, the Company shall be required to offer to purchase from each Holder of the Notes all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of the Holders of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

8. NOTICE OF REDEMPTION. The Company will send electronically or by first class mail notice of any redemption at least ten days but not more than 30 days before the Redemption Date to each Holder of the Notes to be redeemed setting forth the information to be stated in such notice as provided in Section 3.03 of the Base Indenture (with written notice to the Trustee no less than 15 days (or such shorter period as agreed by the Trustee) prior to the sending of such redemption notice in the event the Trustee is engaged by the Company to send such notice or cause such notice to be sent in the Company’s name and at the Company’s expense). If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee on a pro rata basis, by lot or by such method the Trustee deems to be fair and appropriate.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The Notes may be transferred or exchanged as provided in the First Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the First Supplemental Indenture. The Company need not exchange or transfer any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Base Indenture may be amended as provided therein. Subject to certain exceptions, amendments or modifications to the First Supplemental Indenture or the Notes may be made with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes affected by the amendment or modification, and compliance by the Company with any provision of the Indenture with respect to the Notes may be waived by written notice to the Trustee by the Holders of a majority of the aggregate principal amount of the outstanding Notes affected by the waiver. Without the consent of any Holder of the Notes, the First Supplemental Indenture or the Notes may be amended or modified in order to, among other things: cure any ambiguity, defect or inconsistency; secure the Notes, add events of default, covenants or guarantees with respect to the Notes or make any other change that would provide any additional rights or benefits to the Holders of the Notes; obtain or maintain the qualification of the Indenture under the TIA; or make any other change that does not adversely affect the interests of any Holder of the Notes. Subject to certain exceptions, the Holders of at least a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all Notes, waive the Company’s compliance with provisions of the Indenture and waive any past Default under the Indenture with respect to the Notes and its consequences.

12. DEFAULTS AND REMEDIES. An “Event of Default” occurs with respect to the Notes if:

(a) the Company defaults in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(b) the Company defaults in the payment when due of the principal of, or premium, if any, on, any Note;

(c) the Company defaults in the performance of or breaches any covenant or warranty of the Company in the Indenture, which default or breach continues uncured for a period of 90 days after (1) the Company receives written notice from the Trustee or (2) the Company and the Trustee receive written notice from the Holders of not less than 25% in aggregate principal amount of the outstanding Notes;

(d) the Company:

(1) commences a voluntary case under applicable bankruptcy, insolvency or other similar law;

(2) consents to the entry of an order for relief against it in an involuntary bankruptcy case;

(3) applies for or consents to the appointment of any custodian, receiver, trustee, sequestrator, conservator, liquidator, rehabilitator or similar officer of it or for all or substantially all of its property and assets;

(4) makes a general assignment for the benefit of its creditors; or

(5) generally is unable to pay its debts as they become due;

(e) an involuntary case or other proceeding is commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

(f) the Company or a Domestic Subsidiary defaults on any Debt in excess of $100,000,000 principal amount that results in the acceleration of such Debt prior to its Stated Maturity, if such Debt is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding.

If any Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes may, by notice in writing to the Company (and to the Trustee if given by the Holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on all of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Notes. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it, in good faith, determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or in respect if a covenant or a provision that cannot be modified or amended without the consent of all Holders of the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to:

The Timken Corporation

4500 Mount Pleasant Street NW

North Canton, Ohio 44720-5450

Tel No.: (234) 262-3000

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                    to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 of the First Supplemental Indenture, check the box below:

Section 4.05   ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.05 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.